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                                                                    EXHIBIT 99.1

[ICO LOGO]                                                Corporate Headquarters
                                                      5333 Westheimer, Suite 600
                                                            Houston, Texas 77056

                                                             NEWS RELEASE

TO:                                                    Contact:   Tim Gollin
                                                                  Eileen Ketchum

                                                       Phone:     713-351-4100
                                                       Fax:       713-335-2222
                                                       Website:   www.icoinc.com
                                                       Pages:     1

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                     ICO ANNOUNCES ESTABLISHMENT OF DOMESTIC
               CREDIT FACILITY WITH CONGRESS FINANCIAL CORPORATION

         April 9, 2002 - HOUSTON, TEXAS - ICO, Inc. (NASDAQ: ICOC) today announced that it has entered into a three-year $25,000,000 domestic credit facility with Congress Financial Corporation. The credit facility is secured by domestic receivables, inventory and certain domestic property, plant and equipment. ICO intends to use the proceeds to satisfy working capital needs and for other general corporate purposes.

         In its polymers group, ICO, Inc. engineers and produces specialty polymers and provides polymer processing services. In its oilfield services group, ICO provides tubular inspection and coating services.



         Statements regarding group outlook for Polymer Processing Services, increases in exploration activity, increases in demand for services, as well as any other statements that are not historical facts in this release are forward-looking statements under applicable securities laws and involve certain risks, uncertainties and assumptions. These include but are not limited to, demand for the Company's services and products, business cycles and other conditions of the oil and gas and polymer industries, prices of commodities, acquisition risks, international risks, operational risks, and other factors detailed in the Company's Form 10-K for the fiscal year ended September 30, 2001, and its other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.